Exhibit 10(iii)A(3)

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ACUITY BRANDS, INC.
Amended and Restated 2012 Omnibus Stock Incentive Compensation Plan

Restricted Stock Award Agreement for Directors

Grantee: Grant Type: Grant ID: Grant Date: Award Amount: Vest Schedule: Accept by Date:	/$ParticipantName$/ /$GrantType$/ /$GrantID$/ /$GrantDate$/ /$AwardsGranted$/ /$VestingDescription$/ /$AcceptByDate$/

GRANT OF RESTRICTED STOCK

WHEREAS, Acuity Brands, Inc., including its subsidiaries and other affiliates (the “Company”) maintains the Amended and Restated Acuity Brands, Inc. 2012 Omnibus Stock Incentive Compensation Plan (the "Plan"), under which the Compensation Committee of the Company’s Board of Directors (the “Committee”) has authority to make awards of restricted shares of the Company’s Common Stock to members of the Board of Directors of the Company and its Subsidiaries; and

WHEREAS, the Committee has determined that it is in the best interest of the Company and its stockholders to grant this restricted stock award provided herein (the “Restricted Stock Award”) to Grantee identified above, such grant to be subject to the terms and conditions set forth in the Plan and this Restricted Stock Award Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.
Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Grantee and Grantee’s legal representative with respect to any questions arising under the Plan or this Agreement.

2.
Grant of Restricted Stock Award. The Committee, on behalf of the Company, hereby grants to Grantee, effective as of the Grant Date, Restricted Stock equal to the Award Amount set forth above, on the terms and conditions set forth in this Agreement, including the specific vesting requirements set forth in the preamble, and as otherwise provided in the Plan.

3.	Terms and Conditions.
(a)Restrictions
i.This award of Restricted Stock is conditioned upon Grantee’s acceptance of the terms of this Agreement, as evidenced by Grantee’s execution of this Agreement or by Grantee’s electronic acceptance of this Agreement in a manner and during the time period allowed by the Company. If the terms of this Agreement are not timely accepted by execution or by such electronic means, the award of Restricted Stock may be cancelled by the Committee.
ii.Except for death, Disability, or Change in Control, as defined in the Plan and as set forth below, if Grantee remains in service with the Company, or with a Subsidiary or Affiliate, the Restricted Stock shall vest pursuant to the schedule set forth above. For purposes of this Agreement, providing services as a

Exhibit 10(iii)A(3)

member of the Board of Directors of the Company, or with a Subsidiary or Affiliate, shall be considered service with the Company.
iii.If prior to the date on which the Restricted Stock vests and the restrictions with respect to the Restricted Stock lapse (the "Vesting Date"), (i) Grantee dies while actively providing services to the Company, or a Subsidiary or Affiliate, or (ii) Grantee’s service is terminated by reason of Disability, any Restricted Stock shall become fully vested and nonforfeitable as of the date of Grantee’s death or Disability. The Company shall transfer the Shares to be issued upon vesting of the Restricted Stock, as a result of Grantee’s death or Disability, free and clear of any restrictions imposed by this Agreement to Grantee (or, in the event of death, to Grantee's heirs, subject to the applicable laws of descent and distribution), subject to Section (3)(b)(iv), as soon as practical after his or her date of death or termination for Disability.
iv.Except for death or Disability as provided above, or except as otherwise determined by the Committee, if Grantee terminates his or her service with the Company, or a Subsidiary or Affiliate, or is terminated by the Company, or a Subsidiary or Affiliate, prior to the Vesting Date, regardless of the reason for the termination, Grantee expressly acknowledges that the Restricted Stock shall cease to vest further, the unvested Restricted Stock shall be immediately forfeited, and Grantee shall only be entitled to the Shares comprising the Restricted Stock that have vested prior to the “Date of Termination.” “Date of Termination” means the last day of active service of Grantee with the Company, or a Subsidiary or Affiliate. The Board or the Committee shall have the exclusive discretion to determine when Grantee is no longer actively providing services for purposes of the Restricted Stock grant (including whether Grantee may still be considered to be providing services while on a leave of absence).
v.Except as otherwise provided in this Agreement, on each Vesting Date, Grantee shall own vested Shares free and clear of all restrictions imposed by this Agreement. The Company shall transfer the vested Shares to an unrestricted account in the name of Grantee as soon as practical after each Vesting Date.
vi.Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to the Vesting Date, all Shares of Restricted Stock shall become fully vested and nonforfeitable as of the date of the Change in Control. The Company shall transfer the Shares of Restricted Stock that become vested pursuant to this provision to an unrestricted account in the name of Grantee as soon as practical after the date of the Change in Control.
vii.The Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the Vesting Date.
(b)Stock; Dividends; Voting.
i.The Restricted Stock shall be registered in the name of Grantee as of the respective Grant Date for such Shares of Restricted Stock. The Company may issue stock certificates or evidence Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Shares of Restricted Stock are vested. The Company reserves the right to place a legend on such stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.
ii.During the Period of Restriction in which Grantee holds the Shares of Restricted Stock, Grantee shall be entitled to vote such Restricted Stock and the Company shall credit to a non-interest bearing account on its books for Grantee any cash dividends paid with respect to such Shares of Restricted Stock while they are so held, and such dividends shall be paid to Grantee if and when Grantee's rights vest at the end of the Period of Restriction. The Company will pay the cash dividends to Grantee as soon as practical after each Vesting Date. Any dividends credited to Grantee's non-interest bearing account shall be forfeited in the event the Restricted Stock is forfeited.
iii.In the event of a Share Change (as defined in the Plan), the number, class and kind of Shares or other securities that Grantee shall be entitled to, and shall hold, pursuant to this Agreement shall be appropriately adjusted or changed to reflect the Share Change, provided that any such additional Shares or additional or different shares or securities shall remain subject to the restrictions in this Agreement.
iv.Grantee represents and warrants that he or she is acquiring the Restricted Stock for investment purposes only, and not with a view to distribution thereof. Grantee is aware that the Restricted Stock may not be registered under United States ("U.S.") federal or any state or foreign securities laws and that in that event, in addition to the other restrictions on the Shares, they will not be able to be transferred unless an exemption

Exhibit 10(iii)A(3)

from registration is available or the Shares are registered. By making this award of Restricted Stock, the Company is not undertaking any obligation to register the Restricted Stock or the Shares under any federal, state or foreign securities laws.
(c)No Right to Continued Service or Additional Grants. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of service with the Company, or with any a Subsidiary or Affiliate, nor shall this Agreement or the Plan interfere in any way with any right of the Company, or a Subsidiary or Affiliate, to terminate Grantee’s service at any time. The Plan may be terminated at any time, and even if the Plan is not terminated, Grantee shall not be entitled to any additional awards under the Plan.
(d)Responsibility for Taxes.
i.Grantee acknowledges that, regardless of any action taken by the Company, or a Subsidiary or Affiliate, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Grantee’s participation in the Plan and legally applicable to Grantee (“Tax-Related Items”), is and remains Grantee’s responsibility and may exceed the amount (if any) withheld by the Company, or a Subsidiary or Affiliate. Grantee further acknowledges that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including, but not limited to, the grant or vesting of the Restricted Stock, the subsequent sale of Shares acquired due to applicable restrictions on the Restricted Stock having lapsed and the receipt or payment of any dividends, and (2) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result.
ii.Grantee shall have the right to make such elections under the Code as are available in connection with this award of Restricted Stock and shall deliver a copy of any such election to the Company upon or prior to the filing such election with the Internal Revenue Service (as applicable). The Company and Grantee agree to report the value of the Restricted Stock in a consistent manner for U.S. federal income tax purposes.
iii.Grantee acknowledges that Grantee will consult with his or her personal tax advisor regarding the Tax-Related Items (as defined below) that arise in connection with this Agreement. Grantee is relying solely on such advisor and is not relying in any part on any statement or representation of the Company or any of its agents. The Company, or any Subsidiary or Affiliate, shall not be responsible for withholding any Tax-Related Items, unless required by applicable law. If and to the extent required by applicable law, the Company may take such action as it deems appropriate to ensure that all Tax-Related Items are withheld or collected from Grantee and Grantee agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, Grantee authorizes the Company to satisfy any applicable withholding obligations with regard to all Tax-Related Items by canceling (in whole or in part) a number of Shares of Restricted Stock having a fair market value not less than the amount of the Tax-Related Items, as determined in accordance with Section 17.2 of the Plan. The Company may refuse to lift the restrictions on the Shares or otherwise deliver the Shares to an unrestricted account if Grantee fails to comply with Grantee’s obligations in connection with the Tax-Related Items.
(e)No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Grantee’s participation in the Plan, or Grantee’s acquisition or sale of the underlying Shares of Common Stock. Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
(f)Governing Law and Venue. The Restricted Stock grant and the provisions of this Agreement and the validity, interpretation, construction and performance of same shall be governed by, and subject to, the laws of the State of Delaware, without regard to its conflict of law provisions. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Restricted Stock or this Agreement, shall be brought and heard exclusively in the U.S. District Court for the District of Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

Exhibit 10(iii)A(3)

(g)Imposition of Other Requirements. The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the Restricted Stock and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(h)Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
(i)Waiver. Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Grantee.
(j)Pronouns; Including. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term "including" means "including, without limitation."
(k)Successors in Interest. This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of Grantee’s legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon Grantee’s heirs, executors, administrators, and successors.
(l)Interpretation. The Committee shall have the sole and absolute authority with respect to the interpretation, construction, or application of this Agreement. Any determination made hereunder shall be final, binding, and conclusive on Grantee and the Company for all purposes.
(m)Integration. This Agreement encompasses the entire agreement of the parties related to the subject matter of this Agreement, and supersedes all previous understandings and agreements between them, whether oral or written.  The parties hereby acknowledge and represent, that they have not relied on any representation, assertion, guarantee, warranty, collateral contract or other assurance, except those set out in this Agreement, made by or on behalf of any other party or any other person or entity whatsoever, prior to the execution of this Agreement.
(n)Grantee Bound by the Plan. Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan and agrees to be bound by all the terms and provisions thereof.
(o)Modification of Agreement. This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by mutual agreement of the parties in writing.
(p)Insider Trading/Market Abuse Restrictions. Grantee may be subject to insider trading restriction and/or market abuse laws, which may affect Grantee's ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock) under the Plan during such times as Grantee is considered to have “inside information” regarding the Company. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Grantee is responsible for ensuring Grantee's own compliance with any applicable restrictions and is advised to speak with his or her personal legal advisor on this matter.
(q)Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party designated by the Company. By Grantee’s electronic signature and the electronic signature of the Company's representative, Grantee and the Company agree that this Restricted Stock award is granted under and governed by the terms and conditions of the Plan and this Agreement.

Exhibit 10(iii)A(3)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Vernon J. Nagel
Chairman, President and CEO

C. Dan Smith
SVP, Treasurer and Secretary

PLEASE RETAIN THIS AGREEMENT FOR YOUR RECORDS.